Exhibit 99.1

Vantage Drilling International Reports Third Quarter Results for 2022

HOUSTON, November 10, 2022 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported net loss attributable to controlling interest of approximately $20.2 million, or $1.54 per diluted share, for the three months ended September 30, 2022, based on the weighted average shares outstanding, as compared to a net loss attributable to controlling interest of $21.7 million, or $1.66 per diluted share, for the three months ended September 30, 2021.

As of September 30, 2022, Vantage had approximately $262.3 million in cash, including $18.7 million of restricted cash, compared to $90.6 million in cash, including $17.3 million of restricted cash, at December 31, 2021. The Company had $17.7 million in cash provided by operations during the third quarter of 2022 compared to $3.5 million used during the same period of 2021. At September 30, 2022, Vantage maintained $19.7 million of cash pre-funded by our Managed Services customers to address near-term obligations associated with the operation of their rigs.

Ihab Toma, CEO, commented: “The third quarter represented a good quarter for the Company as we generated positive EBITDA even with one of our four rigs out of service undergoing maintenance. We also reported a positive change in working capital as we were able to collect overdue accounts receivable from prior periods. The successful quarter is a testament to our operations teams and the teams that support them.”

Mr. Toma continued: “The market continues to show signs of strength with day rates improving both in the deepwater and shallow water space. Our focus will be to continue to participate in this market expansion to secure higher day rates and increase margins while delivering safe, efficient and reliable service to our clients.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of two ultra-deepwater drillships, and two premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and gas companies. Vantage also markets, operates and provides management services in respect of, third party-owned drilling units. www.vantagedrilling.com.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the tables entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

Public & Investor Relations Contact:

Douglas E. Stewart

Chief Financial Officer and General Counsel

Vantage Drilling International

C/O Vantage Energy Services, Inc.

777 Post Oak Blvd., Suite 440

Houston, Texas 77056

(281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Contract drilling services	$34,092	$42,982	$121,749	$92,362
Management fees	4,442	690	8,385	1,285
Reimbursables and other	32,424	9,179	72,393	14,971
Total revenue	70,958	52,851	202,527	108,618
Operating costs and expenses
Operating costs	66,429	45,369	169,767	106,782
General and administrative	4,253	4,593	17,745	15,055
Depreciation	11,022	14,137	33,404	42,423
Gain on EDC Sale	(632)	—	(61,413)	—
Total operating costs and expenses	81,072	64,099	159,503	164,260
(Loss) income from operations	(10,114)	(11,248)	43,024	(55,642)
Other (expense) income
Interest income	17	8	28	118
Interest expense and other financing charges	(8,504)	(8,508)	(25,511)	(25,529)
Other, net	(363)	(1,108)	(2,149)	(1,901)
Total other expense	(8,850)	(9,608)	(27,632)	(27,312)
(Loss) income before income taxes	(18,964)	(20,856)	15,392	(82,954)
Income tax provision	1,566	881	1,783	3,763
Net (loss) income	(20,530)	(21,737)	13,609	(86,717)
Net (loss) income attributable to noncontrolling interests	(332)	(10)	606	(41)
Net (loss) income attributable to shareholders	$(20,198)	$(21,727)	$13,003	$(86,676)

EBITDA (1)	$877	$1,791	$73,673	$(15,079)

(Loss) earnings per share
Basic	$(1.54)	$(1.66)	$0.99	$(6.61)
Diluted	$(1.54)	$(1.66)	$0.98	$(6.61)
Weighted average ordinary shares outstanding,
Basic	13,115	13,115	13,115	13,115
Diluted	13,115	13,115	13,330	13,115

(1) EBITDA represents net income (loss) before (i) interest income (expense), (ii) provision for income taxes and (iii) depreciation and amortization expense. EBITDA is not a financial measure under GAAP as defined under the rules of the SEC, and is intended as a supplemental measure of our performance. We believe this measure is commonly used by analysts and investors to analyze and compare companies on the basis of operating performance.

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating costs and expenses
Jackups	$13,223	$23,772	$31,907	$60,091
Deepwater	20,738	11,706	51,216	27,769
Managed Rigs	(6)	3	(5)	22
Held for Sale (2)	—	—	10,703	—
Operations support	2,515	2,275	8,380	6,804
Reimbursables	29,959	7,613	67,566	12,096

Total operating costs and expenses	$66,429	$45,369	$169,767	$106,782
Utilization
Jackups	51.3%	98.7%	68.1%	56.9%
Deepwater	96.7%	28.5%	95.6%	42.4%
Held for Sale (2)	N/A	N/A	43.6%	N/A

(2) Included in the sale of Emerald Driller Company, which owns the Emerald Driller, Sapphire Driller and Aquamarine Driller. Each of these rigs were classified as held for sale on our Consolidated Balance Sheets up to the closing date, which was on May 27, 2022, during the current year and at December 31, 2021.

Vantage Drilling International
Consolidated Balance Sheets
(In thousands, except share and par value information)
(Unaudited)

	September 30, 2022	December 31, 2021

ASSETS
Current assets
Cash and cash equivalents	$243,581	$73,343
Restricted cash	15,123	1,621
Trade receivables, net of allowance for credit losses of $5.0 million, each period	70,823	37,527
Materials and supplies	39,313	37,580
Assets held for sale	—	117,117
Prepaid expenses and other current assets	13,880	18,309
Total current assets	382,720	285,497
Property and equipment
Property and equipment	645,619	645,622
Accumulated depreciation	(298,263)	(266,018)
Property and equipment, net	347,356	379,604
Operating lease ROU assets	1,754	2,450
Other assets	18,661	31,843
Total assets	$750,491	$699,394

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$45,178	$31,420
Other current liabilities	68,435	31,533
Liabilities held for sale	—	6,720
Total current liabilities	113,613	69,673
Long–term debt, net of discount and financing costs of $1,913 and $3,142, respectively	348,087	346,858
Other long-term liabilities	9,333	17,012
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,115,026 shares issued and outstanding, each period	13	13
Additional paid-in capital	633,845	633,847
Accumulated deficit	(356,789)	(369,792)
Controlling interest shareholders' equity	277,069	264,068
Noncontrolling interests	2,389	1,783
Total equity	279,458	265,851
Total liabilities and shareholders' equity	$750,491	$699,394

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$13,609	$(86,717)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation expense	33,404	42,423
Amortization of debt financing costs	1,229	1,229
Share-based compensation expense	61	366
Deferred income tax expense	301	357
Gain on disposal of assets	(1,600)	(2,710)
Gain on EDC Sale	(61,413)	—
Changes in operating assets and liabilities:
Trade receivables, net	(50,289)	(11,451)
Materials and supplies	(2,218)	(2,084)
Prepaid expenses and other current assets	2,680	762
Other assets	(23,222)	(4,207)
Accounts payable	31,873	4,310
Other current liabilities and other long-term liabilities	33,624	13,243
Net cash used in operating activities	(21,961)	(44,479)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(8,154)	(3,232)
Net proceeds from EDC Sale	198,700	—
Net proceeds from sale of assets	3,100	—
Net proceeds from sale of Titanium Explorer	—	13,557
Net cash provided by investing activities	193,646	10,325
CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	—	—
Net increase (decrease) in unrestricted and restricted cash and cash equivalents	171,685	(34,154)
Unrestricted and restricted cash and cash equivalents—beginning of period	90,608	154,487
Unrestricted and restricted cash and cash equivalents—end of period	$262,293	$120,333

Vantage Drilling International
Non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of EBITDA	2022	2021	2022	2021
Net (loss) income attributable to shareholders	$(20,198)	$(21,727)	$13,003	$(86,676)
Depreciation	11,022	14,137	33,404	42,423
Interest income	(17)	(8)	(28)	(118)
Interest expense and other financing costs	8,504	8,508	25,511	25,529
Income tax provision	1,566	881	1,783	3,763
EBITDA	$877	$1,791	$73,673	$(15,079)